Exhibit 4.4









                     THIRD AMENDMENT AGREEMENT

                   dated as of December 30, 1996

                               among

                        MISTIC BRANDS, INC.

                      TRIARC COMPANIES, INC.

                   THE LENDERS SIGNATORY HERETO

                                and

                     THE CHASE MANHATTAN BANK

                             as Agent

                     THIRD AMENDMENT AGREEMENT

      THIRD AMENDMENT AGREEMENT (this "Agreement") dated as of December 30, 1996 among MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower"), TRIARC COMPANIES, INC., a corporation organized under the laws of Delaware (the "Guarantor"), each of the lenders which is a signatory hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a bank organized under the laws of the State of New York, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

      WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of August 9, 1995 (as amended by that certain First Amendment Agreement dated as of October 6, 1995, as further amended by that certain Second Amendment Agreement dated as of March 31, 1996, as further amended by that certain side letter dated May 8, 1996 and, as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement" and, as amended by this Agreement, the "Amended Credit Agreement") pursuant to which the Lenders have extended credit to the Borrower evidenced by certain Promissory Notes issued by the Borrower and guarantied by the Guarantor under the Unconditional Guaranty;

      WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent have agreed to enter this Agreement to provide for, among other things, modifications of certain covenants and definitions contained in the Existing Credit Agreement and the Affiliate Subordination Agreement, waivers of certain Defaults and Events of Default, consent to the incurrence of certain Debt and a covenant to provide for certain additional Guaranties; and

      WHEREAS, the Facility Documents, as amended and supplemented by this Agreement (including, without limitation, this Agreement and the Amended Credit Agreement), and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Facility Documents".

      NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           ARTICLE 1.AMENDMENTS TO EXISTING AGREEMENTS.

      Section 1.01. Amendments to Existing Credit Agreement. Each of the Borrower and the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents and agrees to the amendments to the Existing Credit Agreement set forth below:

           (a) The definition of "Excess Cash Flow" in Section 1.01 of the Existing Credit Agreement is hereby amended to substitute "December 28, 1997" in place of "December 31, 1997".

           (b) The definition of "Fiscal Quarter" in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

           "Fiscal Quarter" means any fiscal quarter of the Consolidated
      Entities.

           (c) The definition of "Fiscal Year" in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

           "Fiscal Year" means any fiscal year of the Consolidated
      Entities.

           (d) Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

           "Intercompany Note" means that certain Note dated February 14, 1997 issued by the Borrower in favor of the Guarantor in the original principal amount of $3,500,000.

           (e) The second sentence of Section 2.01(b) of the Existing Credit Agreement is hereby amended and restated to read as follows:

           The Term Loans shall be repaid in twenty-four quarterly installments, each such installment to be payable on the dates set forth below beginning on December 31, 1995 and ending on the Term Loan Termination Date and to be in the aggregate amounts set forth below, such that on each such payment date, each Lender shall be paid an amount equal to such Lender's pro rata share of the Term Loans (calculated based on its Term Loan Percentage) of the amount set forth below:

                                          Aggregate Amount
           Payment Date                   of Installments

           December 31, 1995                 $ 1,250,000
           March 31, 1996                    $ 1,250,000
           June 30, 1996                     $ 1,250,000
           September 30, 1996                $ 1,250,000
           December 31, 1996                 $ 1,250,000
           March 30, 1997                    $ 1,250,000
           June 29, 1997                     $ 1,250,000
           September 28, 1997                $ 1,250,000
           December 28, 1997                 $ 2,500,000
           March 29, 1998                    $ 2,500,000
           June 28, 1998                     $ 2,500,000
           September 27, 1998                $ 2,500,000
           December 27, 1998                 $ 2,500,000
           March 28, 1999                    $ 2,500,000
           June 27, 1999                     $ 2,500,000
           September 26, 1999                $ 2,500,000
           December 26, 1999                 $ 3,750,000
           March 26, 2000                    $ 3,750,000
           June 25, 2000                     $ 3,750,000
           September 24, 2000                $ 3,750,000
           December 31, 2000                 $ 3,750,000
           March 31, 2001                    $ 3,750,000
           June 30, 2001                     $ 3,750,000
           September 30, 2001                $ 3,750,000
                                             -----------
                TOTAL                        $60,000,000


           (f) Section 2.06(a)(i) of the Existing Credit Agreement is hereby amended to substitute "December 28, 1997" in place of "December 31, 1997".

           (g) Section 2.06(g)(ii) of the Existing Credit Agreement is hereby amended to substitute "$12,500,000" in place of "$5,000,000".

           (h) Section 2.13 of the Existing  Credit  Agreement is hereby amended
(i) to substitute "shortened to the immediately preceding" in place of "extended to the next succeeding" and (ii) to delete the parenthetical in the penultimate sentence therein.

           (i) Section 7.08(d) of the Existing Credit Agreement is hereby amended to substitute "as of the last Sunday in December" in place of "for the month ending December 31".

           (j) Section 7.08(e)(i) of the Existing Credit Agreement is hereby amended to substitute "each Fiscal Quarter and each interim calendar month" in place of "each calendar month".

           (k) Section 8.01(i)(ii) of the Existing Credit Agreement is hereby amended to substitute "December 28, 1997" in place of "December 31, 1997".

           (l) Section 8.13(e) of the Existing Credit Agreement is hereby amended and restated to read as follows: "(e) during the Fiscal Years ending on

December 31, 1996 and on December 28, 1997, no Management Fees may be paid during either such Fiscal Year;".

           (m) Section 8.13(f) of the Existing Credit Agreement is hereby amended and restated to read as follows: "(f) during the Fiscal Year ending on December 27, 1998 and during each Fiscal Year ending thereafter, no more than
(i) for the Fiscal Years ending on December 27, 1998 and on December 26, 1999, $750,000 and (ii) for each Fiscal Year ending thereafter, $1,750,000, of Management Fees may be paid (including amounts accrued and unpaid for prior Fiscal Years) during each such Fiscal Year;".

           (n) Section 8.19 of the Existing Credit Agreement is hereby amended and restated to read as follows:

           Section 8.19. Fiscal Periods. Permit (a) any fiscal year of the Consolidated Entities to end on a day other then the last Sunday in December or (b) any fiscal quarter of the Consolidated Entities to be less than or greater than 13 calendar weeks (other than the fiscal quarter ending on December 31, 2000, which shall be 14 calendar weeks).

           (o) Article 9 of the Existing Credit Agreement is hereby amended and restated to read as follows:

           "ARTICLE 9.  FINANCIAL COVENANTS.

      So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment:

      Section 9.01. Interest Coverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, an Interest Coverage Ratio of not less than the applicable ratio set forth in the following table:

IF SUCH FISCAL QUARTER ENDS         APPLICABLE RATIO

on or after December 31, 1996 and
before September 28, 1997           2.00 to 1.00

on September 28, 1997               2.20 to 1.00

on December 28, 1997                2.50 to 1.00

after December 28, 1997 and
on or before September 27, 1998     2.75 to 1.00

after September 27, 1998 and
on or before September 26, 1999     3.50 to 1.00

after September 26, 1999            4.00 to 1.00

      Section 9.02. Fixed Charge Coverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than the applicable ratio set forth in the following table:

IF SUCH FISCAL QUARTER ENDS         APPLICABLE RATIO

on or after December 31, 1996
and on or before September 28, 1997 1.10 to 1.00

after September 28, 1997 and
on or before September 24, 2000     1.15 to 1.00

after September 24, 2000            1.10 to 1.00

      Section 9.03. Leverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, a Leverage Ratio of not greater than the applicable ratio set forth in the following table:

IF SUCH FISCAL QUARTER ENDS         APPLICABLE RATIO
on December 31, 1996 and
on March 30, 1997                         5.00 to 1.00

on June 29, 1997                          4.80 to 1.00

on September 28, 1997                     4.40 to 1.00

after September 28, 1997 and
on or before September 27, 1998           3.70 to 1.00

after September 27, 1998 and
on or before September 26, 1999           2.50 to 1.00

after September 26, 1999 and on or before
September 24, 2000                        2.25 to 1.00

after September 24, 2000                  2.00 to 1.00

      Section 9.04. Minimum Net Worth. The Borrower shall maintain at all times Net Worth of not less than the applicable amount set forth in the following table:

IF SUCH TIME IS                     APPLICABLE AMOUNT

on or after December 31, 1996
and before September 28, 1997       $26,500,000

on or after September 28, 1997
and before December 28, 1997        $28,000,000

on or after December 28, 1997
and before December 27, 1998        $29,000,000

on or after December 27, 1998
and before December 26, 1999        $33,000,000

on or after December 26, 1999
and before December 31, 2000        $40,000,000

on or after December 31, 2000       $50,000,000

      Section 9.05. Current Ratio. The Borrower shall maintain at all times a Current Ratio of not less than the applicable ratio set forth in the following table:

IF SUCH TIME IS                     APPLICABLE RATIO

on or after December 31, 1996
and before June 29, 1997            1.05 to 1.00

on or after June 29, 1997 and
before September 28, 1997           1.00 to 1.00

on or after September 28, 1997
and before December 28, 1997        .90 to 1.00

on or after December 28, 1997
and before December 27, 1998        .70 to 1.00

on or after December 27, 1998       1.05 to 1.00"

           (p) Section 10.03 of the Existing Credit Agreement is hereby amended to substitute "the last Sunday in December" in place of "December 31".

      Section 1.02. Amendments to Affiliate Subordination Agreement. Each of the Borrower and the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents and agrees to the amendments to the Affiliate Subordination Agreement set forth below:

           (a) The definition of "Subordinated Obligations" is hereby amended and restated to read as follows:

           "Subordinated Obligations" means all obligations from time to time owing by the Borrower to the Guarantor in respect of Management Fees or in respect of the Intercompany Note.

           (b) Section 3.02 of the Affiliate Subordination Agreement is hereby amended to insert immediately prior to the end of the first sentence of such
Section: "; provided that the Guarantor may receive payments from the Borrower under the Intercompany Note so long as such Default or Event of Default does not arise from noncompliance with Section 2.01(a) or Section 2.06(f) of the Credit Agreement."

           ARTICLE 2.REPRESENTATIONS AND WARRANTIES.

      Each of the Borrower and the Guarantor hereby represents and warrants that as of the Effective Date:

      Section 2.01. Existing Representations and Warranties. Each of the representations and warranties contained in Article 6 of the Amended Credit Agreement and in each of the other Amended Facility Documents are true and correct in all material respects (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date).

      Section 2.02. No Defaults. Except for such Defaults and Events of Default specifically waived by the Agent and the Lenders pursuant to Article 4 of this Agreement, no event has occurred and no condition exists which would constitute a Default or an Event of Default under the Facility Documents, and no event has occurred and no condition exists which would constitute a Default or an Event of Default under the Amended Facility Documents.

      Section 2.03. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrower and the Guarantor of the Amended Facility Documents to which it is a party do not and will not: (a) require any consent or approval of the Guarantor's stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Amended Facility Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

      Section 2.04. Legally Enforceable Agreements. Each Amended Facility Document to which the Borrower or the Guarantor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      Section 2.05.  Financial Statements.

           (a) The balance sheet of the Borrower as at December 31, 1995, and the related income statement and statement of cash flows and changes in stockholders' equity of the Borrower, for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon of Deloitte and Touche LLP, independent certified public accountants, and the unaudited interim balance sheet of the Borrower as at September 30, 1996 and the related unaudited income statement and statement of cash flows and changes in stockholders' equity of the Borrower for the nine month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the Borrower at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP (subject, in the case of the aforementioned interim financial statements, to year-end adjustments and that no footnotes are provided) consistently applied. Except as set forth on the balance sheet of the Borrower as at September 30, 1996, there are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected on such financial statements, or in the notes thereto and which would be required to be recorded on such financial statements or notes in accordance with GAAP, other than liabilities arising in the ordinary course of business since September 30, 1996. No information, exhibit or report furnished by the Borrower, the Guarantor or any Affiliate to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material face or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1995, there has been no change (other than events affecting the general economy of the United States or affecting all participants in the beverage industry) which could reasonably be expected to have a Material Adverse Effect.

           (b)  The  consolidated   balance  sheet  of  the  Guarantor  and  its
Subsidiaries as at December 31, 1995, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity of the Guarantor and its Subsidiaries, for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon of Deloitte and Touche LLP, independent certified public accountants, and the unaudited interim balance sheet of the Guarantor and its Subsidiaries as at September 30, 1996 and the related unaudited income statement and statement of cash flows and changes in stockholders' equity of the Guarantor and its Subsidiaries for the nine month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the Guarantor and its Subsidiaries at such dates and the results of the operations of the Guarantor and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP (subject, in the case of the aforementioned interim financial statements, to year-end adjustments and that no footnotes are provided) consistently applied. Except as set forth on the consolidated balance sheet of the Guarantor and its Subsidiaries as at September 30, 1996, there are no liabilities of the Guarantor and its Subsidiaries, fixed or contingent, which are individually in excess of $20,000,000 but are not reflected on such financial statements, or in the notes thereto and which would be required to be recorded on such financial statements or notes in accordance with GAAP, other than liabilities arising in the ordinary course of business since September 30, 1996. There is no fact or facts actually known to the Guarantor, other than (i) conditions affecting the United States economy generally, (ii) trends affecting generally the industries in which the
Guarantor's Subsidiaries do business and (iii) potential non-cash charges associated with the possible sale by Arby's, Inc. of all of its restaurants and assumption by the buyer of indebtedness related thereto, that the Guarantor has

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



not disclosed to the Lenders that materially adversely affects or, so far as the Guarantor can now reasonably foresee, will materially adversely affect, the condition of the business, Properties or assets of the Guarantor and its Subsidiaries, taken as a whole.

           ARTICLE 3.CONDITIONS PRECEDENT.

      The consent and the agreement of the Agent and the Lenders to the amendments set forth in Article 1, the waivers set forth in Article 4 and the consents set forth in Article 5 are subject to the condition precedent that the Agent shall have received on or before February 14, 1997 (the "Effective Date") each of the following, in form and substance satisfactory to the Agent and its counsel:

           (a) counterparts of this Agreement executed by each of the Borrower, the Guarantor, the Lenders and the Agent;

           (b) a legal opinion of the Vice President and Associate General Counsel of the Guarantor, in substantially the form of EXHIBIT A; and

           (c) the receipt by the Agent for the account of the Lenders of sufficient proceeds under the Intercompany Note to be applied to the repayment of the Revolving Credit Loans in order that the Borrower will be in compliance with Section 2.01(a) and Section 2.06(f) as of January 31, 1997.

           ARTICLE 4.CERTAIN WAIVERS.

      Subject to the satisfaction of the conditions set forth in Article 3 hereof, each of the Agent and the Lenders hereby waive any Default or Event of Default arising from noncompliance by the Borrower with Section 2.01(a) or
Section 2.06(f) of the Existing Credit Agreement prior to the Effective Date. Except for the foregoing waivers, the terms of this Agreement shall not operate as a waiver by the Agent or the Lenders, or otherwise prejudice the rights, remedies or powers of the Agent or the Lenders, under the Amended Facility Documents or under applicable law. Except as expressly provided herein: (x) no terms and provisions of the Facility Documents are modified or changed by this Agreement; and (y) the terms and provisions of the Facility Documents shall continue in full force and effect.

           ARTICLE 5.CERTAIN CONSENTS.

      Subject to the satisfaction of the conditions set forth in Article 3 hereof, notwithstanding Section 8.01 and Section 8.08 of the Existing Credit Agreement, each of the Agent and the Lenders consents to the incurrence of Debt by the Borrower in favor of the Guarantor under the Intercompany Note up to an aggregate principal amount of $3,500,000 provided that such Debt is subordinated to the Obligations on terms and conditions set forth in the Affiliate Subordination Agreement.

           ARTICLE 6.CERTAIN COVENANTS.

      The  Guarantor  shall,  promptly  upon any  Person  becoming  a direct  or indirect beneficial owner of at least 50.1%, or, in the case of any of its Subsidiaries, any, of the outstanding equity securities of the Borrower, cause such Person (a) to guarantee the Obligations, pursuant to a Guaranty substantially in the form of the Unconditional Guaranty, (b) to secure such Guaranty by pledging all of the equity securities in the Borrower held by such Person, pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent and (c) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent shall have reasonably requested.

           ARTICLE 7.MISCELLANEOUS.

      Section 7.01. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

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



      Section 7.02. Reaffirmation. Each of the Borrower and the Guarantor acknowledges that the Liens granted to the Agent under the Security Documents in and to the Collateral secures all of the Obligations under the Amended Credit Agreement and the other Amended Facility Documents. Each of the Borrower and the Guarantor further acknowledges and reaffirms all of its other respective obligations and duties under the Amended Facility Documents to which it is a party.

      Section 7.03. Amendments and Waivers. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantor, the Agent and the Required Lenders, or by the Borrower, the Guarantor and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders.

      Section 7.04. Expenses. The Borrower shall reimburse the Agent on demand for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Amended Facility Document and any other documents prepared in connection herewith or therewith. The Borrower shall pay to the Agent for the account of the Lenders an amendment fee equal to $100,000 to be split among the Banks in accordance with the pro rata share of the principal amount of the Obligations held by them.

      Section 7.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders, the Borrower and the Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective:
(a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

      Section 7.06. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      Section 7.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      Section 7.08. Integration. The Amended Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      SECTION 7.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    MISTIC BRANDS, INC.


                                    By:/s/Ernest J. Cavallo
                                        Name:  Ernest J. Cavallo
                                        Title:  President and COO

                                    Address for Notices:

                                    Mistic Brands, Inc.
                                    709 Westchester Avenue
                                    White Plains, NY 10604
                                    Attention: Chief Financial Officer
                                    Telecopier No.: (914) 686-2287

                                    With a copy to:

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017
                                    Attention: Executive Vice President
                                                and General Counsel
                                    Telecopier No.: (212) 451-3216




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                                    TRIARC COMPANIES, INC.


                                    By:/s/John L. Cohlan
                                        Name:  John L. Cohlan
                                        Title:  Senior Vice President

                                    Address for Notices:

                                    280 Park Avenue
                                    New York, New York 10017
                                    Attention: Executive Vice President
                                                and General Counsel
                                    Telecopier No.: (212) 451-3216




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                                     AGENT:

                                    THE CHASE MANHATTAN BANK


                                    By:/s/Jon Goplerud
                                        Name:  Jon Goplerud
                                        Title:  Vice President

                                    Address for Notices:

                                    Loan & Agency Services Dept.
                                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, NY 10081
                                    Attention: Andrea Grullen
                                    Telecopier No.: (212) 552-5650

                                    with a copy to:

                                    106 Corporate Park Drive
                                    White Plains, NY 10604
                                    Attention: Jon S. Goplerud
                                    Telecopier No.: (914) 993-7938


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                                    LENDERS:

                                    THE CHASE MANHATTAN BANK


                                    By:/s/Jon Goplerud
                                        Name:  Jon Goplerud
                                        Title:  Vice President




                                    Lending Office and Address for
                                    Notices:


                                    106 Corporate Park Drive
                                    White Plains, NY 10604
                                    Attention: Jon S. Goplerud
                                    Telecopier No.: (914) 993-7938



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                                    LENDERS:

                                    BARCLAYS BANK PLC


                                    By:
                                      Name:
                                     Title:




                                    Lending Office and Address for Notices:

                                    Barclays-BZW Division
                                    222 Broadway
                                    New York, NY 10038
                                    Attention: Arthur Strassle
                                    Telecopier No.: (212) 412-2441



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                                    LENDERS:

                                    FIRST SOURCE FINANCIAL LLP
                                      BY FIRST SOURCE FINANCIAL, INC., ITS
                                     MANAGER


                                    By:/s/James Wilson
                                        Name:  James Wilson
                                        Title:  Senior Vice President



                                    Lending Office and Address for
                                    Notices:


                                    2850 West Golf Road
                                    5th Floor
                                    Rolling Meadows, IL 60008
                                    Attention: Bob Baker
                                    Telecopier No.: (847) 734-7910



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                                    LENDERS:

                                    HARRIS TRUST AND SAVINGS BANK


                                    By:/s/R. Michael Newton
                                        Name:  R. Michael Newton
                                        Title:  Vice President




                                    Lending Office and Address for
                                    Notices:

                                    11 West Monroe Street
                                    Chicago, IL  60690
                                    Attention: R. Michael Newton
                                    Telecopier No.: (312) 293-4586





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                                    LENDERS:

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK B.A. "RABOBANK
                                     NEDERLAND", NEW YORK BRANCH


                                    By:/s/Joanna M. Solowski
                                        Name:  Joanna M. Solowski
                                        Title:  Vice President


                                    By:/s/Barbara A. Hyland
                                        Name:  Barbara A. Hyland
                                        Title:  Senior Vice President



                                    Lending Office and Address for Notices:


                                    245 Park Avenue
                                    New York, NY  10167-0062
                                    Attention: Corporate Services
                                    Telecopier No.: (212) 916-7801




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                                    LENDERS:

                                    VAN KAMPEN AMERICAN CAPITAL
                                     PRIME RATE INCOME TRUST


                                    By:/s/Jeffrey W. Maillet
                                        Name:  Jeffrey W. Maillet
                                        Title:  Senior Vice President and
                                               Director


                                    Lending Office and Address for
                                    Notices:


                                    One Parkview Place
                                    Oakbrook Terrace, IL  60161
                                    Attention: Jeffrey Maillet
                                    Telecopier No.: (630) 684-6740



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                                    LENDERS:

                                    CORESTATES BANK, N.A.


                                    By:/s/John T. Haurin
                                        Name:  John T. Haurin
                                        Title:  Vice President



                                    Lending Office and Address for
                                    Notices:


                                    P.O. Box 7616
                                    Philadelphia, PA 19010
                                    Attention: John T. Haurin
                                    Telecopier No.: (215) 786-8523



A:\3RDAMEND.AGR


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